UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

Amfil Technologies Inc.
(Exact name of registrant as specified in its charter)

New York	13-3296819
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
805 Fiero Lane Suite F San Luis Obispo, CA 93401
(Address of principal executive offices, including zip code)

805 275 2433
(Registrant’s telephone number, including area code)

Technical Ventures Inc.
2000 ne 22nd St. Wilton Manors, FL 33305
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

(a)  On October 30, 2010, Mr. Ambrose Fillis, President/CEO and Director of Amfil Technologies Inc., executed a Letter Of Intent to assess and evaluate entering into a Joint Venture Agreement, acquiring certain Mining Permits on mining claims in Guyana from Trevor Taylor.  Eight of the mining permits are located within 3 to 4 kilometers of the Aurora properties of Guyana Gold Inc.  Ambrose Fillis, who has a background in mining in South Africa, considers this agreement to be an excellent opportunity of additional value to shareholders.

The L.O.I. and mining permits are more particularly described in the attached exhibits.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits.

1. Letter of Intent between AMFIL Technologies, Inc and Trevor Taylor

2. Schedule “A” – description of Mining Permits

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amfil Technologies Inc.

November 16, 2010	By:	/s/ Ambrose Fillis
Ambrose Fillis
President and CEO
Director

EXHIBIT INDEX

Exhibit No.	Description
EX-1	Letter of Intent between AMFIL Technologies, Inc and Trevor Taylor

EX-2	Schedule “A” – description of Mining Permits